                            ASSET PURCHASE AGREEMENT

                                 by and between

                         LAMONT TELEVISION SYSTEMS, INC.

                                       and

                             MAGNAVISION CORPORATION

                             As of February 29, 2000

                                TABLE OF CONTENTS

I.    PURCHASE AND SALE OF ASSETS..............................................1
    1.1      Purchase and Sale of Assets.......................................1
    1.2      Excluded Assets...................................................2
    1.3      No Assumed Liabilities............................................3
    1.4      Assumed Obligations...............................................3
    1.5      Excluded Liabilities and Obligations..............................3
II.   CONSIDERATION FOR TRANSFER...............................................4
    2.1      Consideration.....................................................4
    2.2      Payment of Consideration..........................................4
    2.3      Disputes Regarding Statements.....................................6
    2.4      Allocation........................................................8
    2.5      Due Diligence; Escrow.............................................8
    2.6      Certain Pre-Closing Testing of Cable System Assets................9
III.  THE CLOSING AND TRANSFER OF ASSETS.......................................9
    3.1      Closing ..........................................................9
    3.2      Deliveries by the Buyer...........................................9
    3.3      Deliveries by the Seller.........................................10
    3.4      Mutual Deliveries................................................12
    3.5      Conditions to Each Party's Obligations Under this Agreement......12
    3.6      Conditions to Buyer's Obligations Under This Agreement...........13
IV.   REPRESENTATIONS AND WARRANTIES OF THE SELLER............................14
    4.1      Organization and Qualification...................................14
    4.2      Authorization....................................................14
    4.3      No Violation.....................................................14
    4.4      Title to Assets..................................................15
    4.5      Subsidiaries.....................................................15
    4.6      Governmental Authorization.......................................15
    4.7      SEC Documents....................................................16
    4.8      Computer Software................................................16
    4.9      Other Proprietary Rights.........................................17
    4.10     Absence of Certain Changes.......................................17
    4.11     Contracts........................................................18
    4.12     Taxes ...........................................................19
    4.13     Compliance with Applicable Laws; Permits and Licenses............19
    4.14     Regulatory Reports...............................................20
    4.15     Agreements with Regulatory Agencies..............................20
    4.16     Customers of the Seller..........................................21
    4.17     Representatives..................................................21
    4.18     Business Warranties..............................................21
    4.19     Litigation.......................................................21
    4.20     No Undisclosed Liabilities.......................................22
    4.21     Brokers' Fees and Commissions....................................22
    4.22     Disclosure.......................................................22
    4.23     Copies of Documents..............................................22

V.    REPRESENTATIONS AND WARRANTIES OF THE BUYER.............................22
    5.1      Organization and Qualification...................................22
    5.2      Authorization....................................................22
    5.3      No Violation.....................................................23
    5.4      Consents and Approvals...........................................23
    5.5      Broker's Fees and Commissions....................................23
    5.6      Disclosure.......................................................23
    5.7      FCC Qualifications...............................................24
    5.8      Financing........................................................24
VI.   COVENANTS OF THE SELLER.................................................24
    6.1      Interim Conduct of Business......................................24
    6.2      Cooperation; Access..............................................25
    6.3      Confidentiality..................................................26
    6.4      Certain Payments.................................................26
    6.5      Records and Documents............................................26
    6.6      Best Efforts.....................................................26
    6.7      Further Assurances...............................................26
    6.8      Employee Matters.................................................26
    6.9      Covenant Not to Compete..........................................27
    6.10     Collateral Nonsolicitation Agreements............................28
VII.  COVENANTS OF THE BUYER..................................................29
    7.1      Best Efforts.....................................................29
    7.2      Further Assurances...............................................29
VIII. MUTUAL COVENANTS........................................................29
    8.1      Bulk Sales.......................................................29
    8.2      Notice of Changes................................................29
    8.3      Regulatory Approvals.............................................29
    8.4      Accounts Receivable, etc.........................................30
IX.   SURVIVAL AND INDEMNIFICATION............................................31
    9.1      Survival.........................................................31
    9.2      Indemnification of the Buyer.....................................31
    9.3      Indemnification of the Seller....................................33
    9.4      Indemnification Procedure for Third Party Claims Against
                   Indemnified Parties........................................33
    9.5      Failure to Give Timely Third Party Indemnification Notice........35
    9.6      Notice of Claims as Between Buyer and Seller; Arbitration........35
    9.7      Escrow Agreement.................................................36

X.    MISCELLANEOUS PROVISIONS................................................36
    10.1     Waiver; Modification.............................................36
    10.2     Invalidity.......................................................36
    10.3     Parties in Interest..............................................36
    10.4     Expenses.........................................................37
    10.5     Notices..........................................................37
    10.6     Governing Law; Forum.............................................38
    10.7     Counterparts.....................................................38
    10.8     Headings.........................................................38
    10.9     Integration......................................................38
    10.10    Assignment.......................................................38
    10.11    Publicity........................................................38
    10.12    References to the Seller.........................................39
    10.13    Rightful Termination.............................................39
    10.14    Procedure and Effect of Termination..............................39
    10.15    Consents 40

Attachments:
-----------

Disclosure Schedule

Exhibits:
     A Escrow Agreement
     B Instrument of Assumption
     C Bill of Sale
     D Trademark Assignment
     E-1, E-2 Nonsolicitation Agreements
     F Cross Receipt

                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of February 29, 2000, by and among LAMONT TELEVISION SYSTEMS, INC., a Connecticut corporation (the "Buyer"), and MAGNAVISION CORPORATION, a Delaware corporation (the "Seller").

                  WHEREAS, the Seller is engaged, among other pursuits, in the business of designing, installing, and servicing cable television and data systems for and providing cable television and data service to commercial clients (the "Business"), including those which are parties to the various Customer Contracts (as defined in Section 4.11(a)) listed on Section 4.11(a) of the Disclosure Schedule (as defined in Article IV);

                  WHEREAS, the Business is conducted primarily through the Seller's wholly-owned subsidiary, MagnaVision Private Cable, Inc., a Delaware corporation (the "Subsidiary"); and


                  WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer those assets, rights, and claims of the Seller and the Subsidiary relating to the Business on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:


                     ARTICLE I. PURCHASE AND SALE OF ASSETS

                  1.1. Purchase and Sale of Assets. At the Closing (as defined in Section 3.1), the Seller shall, and shall cause the Subsidiary to, sell, transfer, assign, and deliver to the Buyer, and the Buyer shall purchase, accept, assume, and receive, all of the Seller's and the Subsidiary's right, title, and interest in, to or arising from the Purchased Assets (as defined below in this Section 1.1).

                  The "Purchased Assets" are all of the assets, rights, and claims constituting the Business as a going concern, which consist of all of the Seller's and the Subsidiary's right, title, and interest in, to, and/or under the following:

                    a) All Material Contracts listed in Section 4.11(a) of the
               Disclosure Schedule;

                    b) All other assets related to the Business (the "Cable
               System Assets"), including the following:

                         (i) all satellite dishes;

                         (ii) all satellite receivers, channelized modulators,
                    agile modulators, television or video monitors;

                         (iii) all equipment boxes and rack systems;

                         (iv) all amplifiers, wiring, cabling, conduits, and
                    outlets;

                         (v) all point-to-point microwave relays;

                         (vi) all cable modems, ethernet cabling, ethernet
                    cards, routers, fanouts, and other items used in providing data services;

                         (vii) all other hardware and software related to the
                    provision of services under the Material Contracts listed in
                    Section 4.11(a) of the Disclosure Schedule including, without limitation, the Computer Systems (as defined in Section 4.8); and

                         (viii) all intellectual property rights of the Seller
                    or the subsidiary relating to the Purchased Assets, the Business or the provision of services under the Material Contracts, including, without limitation, all rights to the name "MagnaVision" (and any derivatives thereof) and any trademarks therefor.

                    c) All documents and records relating to the Cable System
               Assets (including registration and warranty materials, instruction manuals, specification sheets, "as-builts" systems documentation, wiring diagrams, narrative descriptions, and repair records and receipts);

                    d) All documents and records relating to the operations of the Business (including historical costing and pricing data, research and development files and studies, market studies (including studies of competitors), sales histories, and quality control histories);

                    e) All permits, licenses, franchises, product registrations, filings, authorizations, approvals, and indicia of authority (and pending applications for any thereof) used to conduct the operations of the Business and to own, engineer, distribute, install, operate, service, and maintain any service, product, fixture, facility, equipment, machinery, or installation of the Business (including, but not limited to, those identified on Section 4.13(c) of the Disclosure Schedule), and any rights to use customer-owned equipment referenced in the Disclosure Schedule;

                    f) All prepaid expenses of the Business, and all security
               deposits and cash advanced by customers of the Business, the economic value of which (net of associated liabilities) shall be conveyed to the Buyer through the provisions of Section 2.2(c) below; and

                    g) All claims, causes of action, and other rights related to the Purchased Assets (including the right to enforce any performance obligation secured by a prepaid expense or to sue for reimbursement thereof in the case of nonperformance).

                  1.2. Excluded Assets. All other assets of the Seller and the Subsidiary other than the Purchased Assets, including, without limitation, any cash or bank accounts, any securities (including the capital stock of the Seller and the Subsidiary), any prepaid expenses, to the extent they do not relate to Purchased Assets or the Business, any office leases, employment or consulting agreements, or other contracts relating to the Seller or the Subsidiary generally and not specifically relating to the Customer Contracts or the Cable System Assets (including, for example, any transmission capacity leases or rights with respect to transmission capacity leases which do not relate to the Cable System Assets or the Business, including, without limitation, any agreements for lease of channel capacity with the Archdiocese of New York and any and all instructional television fixed service ("ITFS") and other fixed service ("OFS") rights, other than as set forth in Section 1.1(b)(v))), and all of the accounts and notes receivable, debts, and obligations due to the Seller and the Subsidiary from their respective commercial customers and others through the Closing Date (including, but not limited to, that certain note receivable from Fordham University and the security agreement relating thereto), however evidenced, as recorded on the books and records of the Seller or the Subsidiary, are expressly excluded.

                  1.3. No Assumed Liabilities. The Buyer shall neither assume nor discharge any liabilities of the Business, the Seller, the Subsidiary nor any other affiliate of the Seller, except as set forth in Section 1.4 below.

                  1.4. Assumed Obligations. At Closing, the Buyer shall assume and thereafter discharge all obligations of the Seller and/or the Subsidiary (a) under the Material Contracts listed in Section 4.11(a) of the Disclosure
Schedule in accordance with their terms and (b) relating to those liabilities arising under those items set forth on the Closing Statement (as defined in Section 2.2(c)(ii)) (the "Assumed Obligations").

                  1.5. Excluded Liabilities and Obligations. Except as expressly set forth in Section 1.4 above, the Buyer shall not assume and shall not be liable or responsible for any debt, obligation, or liability of the Business, the Seller, the Subsidiary or any other affiliate of the Seller, or any claim against any of the foregoing, of any kind, whether known or unknown, fixed, contingent, absolute, or otherwise (the "Excluded Liabilities and Obligations"). Without limiting the generality of the foregoing, the Buyer shall not assume, undertake, or accept, and shall have no responsibility with respect to, the following liabilities or obligations, all of which shall be Excluded Liabilities and Obligations:

                    a) Liabilities and obligations related to or arising from
               transactions with any affiliate of the Seller, including interdivisional, intracompany, or intercompany payables, obligations, or agreements;

                    b) Liabilities and obligations for taxes of any kind,
               howsoever denominated, including federal, state, and local taxes on income, sales, and use; ad valorem duties and assessments; worker's compensation; unemployment taxes; excise taxes; FICA contributions; payroll taxes; profit sharing deductions; and all taxes and charges related to or arising from the transfers contemplated hereby;

                    c) Liabilities and obligations for damage or injury (real or alleged) to person or property arising from the ownership, possession, or use of any product designed, manufactured, assembled, installed, processed, treated, distributed, sold, or serviced or any service rendered by the Seller through the Closing Date;

                    d) Any liabilities for the Seller's or the Subsidiary's
               breach or default prior to Closing under any contract or agreement assigned to the Buyer hereunder;

                    e) Liabilities and obligations of the Seller or the
               Subsidiary with respect to any litigation, action, proceeding, or investigation; any legal, administrative, arbitration, or other method of settling disputes or disagreements; or any governmental investigations, if any, pending at the Closing or threatened on or prior to the Closing, or arising after Closing solely as a result of events occurring prior to Closing;

                    f) Any liability of the Seller or the Subsidiary as a result of any act, omission, or event occurring prior to the Closing Date, whether or not the related cause of action or damage occurred after the Closing Date; and

                    g) Any liability or obligation of the Seller or the
               Subsidiary arising from, relating to, or under any excluded asset referred to in Section 1.2.

                  After the Closing, the Seller shall (and shall cause the Subsidiary to) discharge and satisfy in full when due all Excluded Liabilities and Obligations which are not specifically assumed by the Buyer pursuant to
Section 1.4.

                     ARTICLE II. CONSIDERATION FOR TRANSFER

                  2.1. Consideration. The aggregate consideration for the Purchased Assets shall be as follows:

                    a) $7,500,000, subject to adjustment as provided herein (the
               "Purchase Price"); and

                    b) Assumption by the Buyer of the Assumed Obligations set
               forth in Section 1.4 hereof.

                  2.2. Payment of Consideration.

                    a) At the Closing, the Buyer shall deliver and the Seller
               shall accept the following:

                         (i) the Purchase Price, less the Escrow Amount (as
                    defined in, and as determined pursuant to, Section 2.5) , in immediately available funds, which shall be sent by way of wire transfer to an account of the Seller previously designated in writing by the Seller to the Buyer; and

                         (ii) an executed instrument of assumption with respect
                    to the Assumed Obligations.

                    b) At Closing, the Seller, the Buyer and the Escrow Agent
               named therein (the "Escrow Agent") shall execute and deliver that certain escrow agreement, substantially in the form of that attached hereto as Exhibit A (the "Escrow Agreement"). For a nine-month period following the Closing Date, the Escrow Agent shall hold the remaining portion of the Purchase Price not delivered at Closing in escrow pursuant to Section 2.5 hereof and the terms of such Escrow Agreement, to help pay for any claims, setoffs, or expenses of the Buyer that, pursuant to the terms hereof, are the responsibility of the Seller and to fund remediation of the Disputed Items set forth on the Due Diligence Punch-List (as defined in Section 2.5) which the Buyer claims remain unremedied at Closing pursuant to Section 2.5. Any amounts not expended for such purposes will be paid to the Seller upon the close of escrow, as more fully set forth in the Escrow Agreement.

                    c) The Purchase Price shall be subject to adjustment at
               Closing as follows:

                         (i) At Closing, the Seller shall deliver to the Buyer a
                    detailed statement, certified by the chief financial officer of the Seller and in a form satisfactory to the Buyer (the "Stub Period Income Statement"), setting forth all payments received from customers of the Business relating to services provided by the Business from and after March 1, 2000 through the Closing Date, less any expenses of the Business paid by the Seller in running the Business during such period (but excluding any prepaid expenses appearing on the Closing Statement). The Seller hereby represents and warrants to the Buyer (and the chief financial officer of the Seller shall also certify to the following effect upon delivery of the Stub Period Income Statement) that the Stub Period Income Statement shall be true and complete as of the Closing Date for the period covered thereby and shall have been prepared in accordance with the cash basis method of accounting and the Seller's books and records, and that the expenses charged against the revenues indicated thereon shall have been incurred solely in the ordinary course of business of the Business, consistent with past practice. The Seller shall also deliver to the Buyer any supporting documentation reasonably requested by the Buyer with respect thereto. If, following the Closing, the Seller receives any invoices requesting payment for services provided to the Business from and after March 1, 2000 which were not reflected on the Stub Period Income Statement, the Seller will promptly forward them to the Buyer for payment directly to the vendor supplying the invoiced service.

                         (ii) At Closing, the Seller shall deliver to the Buyer
                    a closing statement, certified by the chief financial officer of the Seller and in a form satisfactory to the Buyer, setting forth a true and accurate accounting of (1) all prepaid expenses of the Seller or the Subsidiary relating to the Business, (2) all customer advances and security deposits under any Customer Contract, and (3) all accounts payable and obligations to customers of the Business for future services in connection with customer prepayments under Customer Contracts as of the Closing Date, in each case other than those already reflected on the Stub Period Income Statement (the "Closing Statement"). The Seller hereby represents and warrants to the Buyer (and the chief financial officer of the Seller shall also certify to the following effect upon delivery of the Closing Statement) that the Closing Statement shall be true and complete as of the Closing Date and shall have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied ("GAAP"), and the Seller's books and records, and that the prepaid expenses indicated thereon shall have been incurred solely in the ordinary course of business of the Business, consistent with past practice. The Seller shall also deliver to the Buyer any supporting documentation reasonably requested by the Buyer with respect thereto.

                         (iii) The Purchase Price shall be adjusted at Closing
                    based upon the Stub Period Income Statement and the Closing Statement (collectively, the "Statements") as follows: (A) in the event that the Stub Period Income Statement shows a net loss, the Purchase Price payable to the Seller at Closing shall be increased by the amount of such net loss, and in the event that the Stub Period Income Statement shows a net profit, the Purchase Price payable to the Seller at Closing shall be decreased by the amount of such net profit; and (B) in the event that the Closing Statement shows that the assets set forth therein are greater than the liabilities set forth therein (i.e., the amounts set forth in clause (1) of Section 2.2(c)(ii) above exceed the sum of the amounts set forth in clauses (2) and (3) of Section 2.2(c)(ii) above), the Purchase Price shall be increased by the difference thereof, and in the event that the Closing Statement shows that the assets set forth therein are less than the liabilities set forth therein (i.e., the amounts set forth in clauses (2) and (3) of Section 2.2(c)(ii) above exceed the amounts set forth in clause (1) of Section 2.2(c)(ii) above), the Purchase Price shall be decreased by the difference thereof.

                    d) The Purchase Price, as adjusted pursuant to the terms of
               Section 2.2(c), shall be further adjusted by reducing the Purchase Price at Closing by the agreed-upon estimate of the cost of rectifying and remedying those items on the Due Diligence Punch-List which the Buyer and the Seller agree at Closing (pursuant to Section 2.5) remain unremedied as of the Closing Date. The Buyer agrees to undertake good faith efforts to remedy each such item promptly following Closing, and in any event by the nine-month anniversary date of the Closing. To the extent that, on such nine-month anniversary date, the Buyer has not commenced efforts to remedy any such item, the Buyer shall promptly pay to the Seller the agreed-upon estimate of the cost of rectifying and remedying such item.

                  2.3. Disputes Regarding Statements. Disputes with respect to the Statements shall be dealt with as follows:

                    a) The Buyer shall have thirty (30) business days following the Closing (the "Dispute Period") to dispute the net Purchase Price adjustment amount reflected in the Statements (a "Statement Dispute"). If the Buyer has a Statement Dispute, the Buyer shall deliver to the Seller written notice (a "Dispute Notice") within the Dispute Period setting forth in reasonable detail a description of the Statement Dispute. Within ten (10) days after the Buyer's delivery of any such Dispute Notice, the Buyer and the Seller shall meet at a mutually acceptable time and place and thereafter as often as such parties reasonably deem necessary and shall, in good faith, cooperate in an attempt to resolve such Statement Dispute and agree in writing upon an appropriate adjustment to the disputed amounts reflected in the Statements. Without limiting the generality of the foregoing, in connection with any such Statement Dispute, the Seller agrees to furnish or cause the Seller's accountants to afford to the Buyer and its accountants and agents full access to all working papers, books, records, financial data and other documentation used in the calculation of the amounts set forth on the Statements.

                    b) If any Statement Dispute is not finally resolved within twenty (20) business days after the Buyer shall have delivered a Dispute Notice, as aforesaid, or if the parties shall fail to meet within ten (10) days after the Buyer's delivery of any such Dispute Notice, then the Statement Dispute shall be referred to a mutually acceptable, independent, accounting firm (the "Arbitrator") for resolution in accordance with the terms hereof (the "Statements Arbitration"), and in any event as soon as practicable. The Seller and the Buyer represent and warrant to each other that such Arbitrator is an independent entity which has not represented, nor has had any other business or financial relationship with, such party or any affiliate thereof within the past ten (10) years.

                    c) In the event that such accounting firm is then unwilling or unable to serve as the Arbitrator, the parties hereto shall select by mutual written agreement another nationally recognized certified public accounting firm to serve as the Arbitrator, which firm is not then rendering (and during the preceding ten
               (10) year period has not rendered) services to any party hereto or any affiliate thereof, nor shall such firm then have or have had during the past ten (10) years any other business or financial relationship with such party or affiliate thereof.

                    d) The Arbitrator shall hold a hearing within fifteen (15)
               days of the submission of the Statement Dispute for arbitration (the "Hearing") and shall render a decision within ten (10) days of the conclusion of such hearing. In preparation for its presentation at such Hearing, the each party may depose such directors, officers, employees or agents of the other party or their respective outside accountants or advisors, and any third parties, as it may deem reasonably necessary for such preparation. Each party hereto may file with the Arbitrator such briefs, affidavits and supporting documents as they deem appropriate. The Seller shall provide the Arbitrator with all working papers, books, records, financial data and other documentation used in the calculation of the amounts set forth on the Statements, as well as any other documentation requested by the Arbitrator. Any decision made by the Arbitrator within the scope of its authority shall be final, binding and non-appealable.

                    e) The Arbitrator shall be authorized to decide in favor of and choose the position of either of the parties hereto or to decide upon a compromise position between the ranges presented by the parties to such arbitration. The Arbitrator shall base its decision solely upon the presentations of the parties hereto at the Hearing and any materials made available to it hereunder and not upon independent fact-gathering. The Arbitrator shall not place any reliance in reaching its determination in respect of any disputed item that such item was treated in a particular manner in a balance sheet previously certified or reviewed by the Seller's accountants.

                    f) The Arbitrator's decision regarding its final resolution of any Statement Dispute (the "Arbitrator's Decision") shall be in writing, shall set forth the calculations made in reaching its decision, shall describe the manner in which such calculations were made and shall include a representation that the manner so used was in accordance with GAAP and the specific terms of this Agreement relative to the calculation of the amounts set forth in the Statements. The Arbitrator's Decision shall specifically set forth the amount of any adjustment required to be made to the Purchase Price pursuant to this Agreement.

                    g) Any such Statements Arbitration shall take place in the borough of Manhattan in New York, NY, unless the parties shall mutually agree on another location. The Statements Arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1 through 16, and judgment upon the award of the Arbitrator may be entered by any court having jurisdiction thereof.

                    h) The fees and expenses of the Arbitrator shall be borne
               (i) by the Seller in the event that the Buyer's calculation of the net Purchase Price adjustment was closer in dollar amount to the Arbitrator's determination than was the Seller's calculation thereof, and (ii) by the Buyer in the event that the Seller's calculation of the net Purchase Price adjustment was closer in dollar amount to the Arbitrator's determination than was the Buyer's calculation thereof. Subject to the foregoing, each of the parties hereto shall bear their own costs and expenses related to any such Statements Arbitration. Upon the request of the Arbitrator, each party hereto agrees to enter into an arbitration agreement providing reasonable protection to the Arbitrator, in such form as may be mutually acceptable to the Arbitrator and the parties hereto.

                    i) If the Arbitrator's decision would result in an
               adjustment to the Purchase Price, then the Purchase Price shall be so adjusted by the parties in accordance with such determination. To the extent a downward adjustment is warranted, the Buyer may seek non-exclusive remuneration therefor out of the Escrow Amount under the Escrow Agreement.

                  2.4. Allocation. The allocation of the consideration for the Purchased Assets shall be agreed to in writing by the Buyer and the Seller prior to the Closing. Such allocation shall be used for all purposes, including the preparation and filing of Internal Revenue Service Form 8594 with respect to the transactions contemplated hereby.

                  2.5. Due Diligence; Escrow. The parties hereto acknowledge that the Buyer has been afforded an opportunity to conduct certain due diligence with respect to the Seller and the Business prior to the date hereof, with the full permission of the Seller, and is being afforded the continued right to conduct a due diligence investigation prior to the Closing. Attached hereto as
Schedule 2.5 is a detailed statement listing and/or describing, as of the date hereof, any unsatisfactory results of the Buyer's due diligence investigation of the Business, and setting forth a mutually acceptable calculation of the cost of rectifying and remedying the items on such list, which has been executed by the parties hereto as of the date hereof so as to indicate their acceptance thereof (as updated, the "Due Diligence Punch-List"). At Closing, the Seller shall deliver to the Buyer an updated Due Diligence Punch-List, certified by an executive officer of the Seller, representing and warranting as to the status of the repair of the items listed thereon. Prior to the Closing, the Seller shall have afforded the Buyer the opportunity to inspect, test and verify the results of the Seller's remediation efforts and the status of the Due Diligence Punch-List. In the event that the Buyer agrees at Closing that any item on the Due Diligence Punch-List has been remedied prior to the Closing, then such item shall be removed from such list, and no deduction to the Purchase Price shall be made pursuant to Section 2.2(d) with respect thereto. In the event that the Buyer claims at Closing that any item which the Seller claims has been remedied has not so been remedied, then the mutually agreed upon cost of remedying such item shall be included in the Escrow Amount. In any event, the reduction to the Purchase Price contemplated by Section 2.2(d) shall consist only of the mutually agreed upon costs of remedying those items on the Due Diligence Punch-List which the parties hereto mutually agree remain unremedied as of Closing. The Escrow Amount delivered to the Escrow Agent at Closing under the Escrow Agreement shall be comprised of the sum of (i) the mutually-agreed upon costs for remedying and rectifying those items remaining on the Due Diligence Punch-List at Closing which the Seller claims were remedied but as to which the Buyer disagrees (the "Disputed Items"), plus (ii) $222,418 (the "Escrow Amount").

                  2.6. Certain Pre-Closing Testing of Cable System Assets. Promptly following execution hereof, and as far in advance of the Closing as practicable (but not less than five (5) days in advance of the Closing), the Seller shall commence performing certain cumulative signal leakage testing of those Cable System Assets which were not substantially built (as defined in 47 C.F.R. 76.620(a)) as of January 1, 1998, as such testing may be required by FCC (as defined in Section 3.3) regulations. The Seller shall invite the Buyer to participate in and observe such testing, and the parties shall reasonably cooperate with each other with respect thereto, and such testing shall be conducted on an expedited basis prior to the Closing at the expense and cost of the Seller. The Seller shall promptly provide the Buyer with the results of such tests as they are conducted, indicating, in particular, performance levels, so that the Buyer can objectively determine whether any of such tested Cable System Assets are not in compliance with applicable regulatory standards therefor. The Seller covenants and agrees to take such actions as are necessary, at its cost and expense, to cause any Cable System Assets which such tests indicate are not in compliance with applicable regulatory standards to, in fact, comply by the Closing, or, at the option of the Seller, to reduce the Purchase Price at Closing by the agreed upon cost of remediation.

                ARTICLE III. THE CLOSING AND TRANSFER OF ASSETS

                  3.1. Closing. The transfer of assets contemplated by this Agreement (the "Closing") shall occur at the offices of Cummings & Lockwood, Four Stamford Plaza, Stamford, Connecticut, once all of the conditions to Closing have been met or waived, on such date and at such time as the parties shall mutually agree upon (the "Closing Date"). The effective time of the Closing shall be deemed to be 12:01 a.m. on the Closing Date.

                  3.2. Deliveries by the Buyer. At the Closing, the Buyer shall deliver the following to the Seller (or the Escrow Agent, as the case may be):

                    a) The payment required by Section 2.2(a)(i);

                    b) The Escrow Amount, which shall be delivered to the Escrow
               Agent to be held pursuant to the Escrow Agreement;

                    c) An executed instrument of assumption in substantially the form of Exhibit B;

                    d) A certificate of the Secretary of the Buyer, attesting as to the incumbency of those officers executing this Agreement and any other agreements in connection herewith on behalf of the Buyer, and attaching thereto a certified copy of resolutions of the board of directors of the Buyer providing authority for the execution, delivery, and performance by the Buyer of this Agreement, and the other agreements to which the Buyer is a party entered into in connection herewith, and the transactions contemplated hereby and thereby;

                    e) An opinion of Cummings & Lockwood, counsel to the Buyer, in form and substance reasonably satisfactory to the Seller;

                    f) A certificate, dated the Closing Date, in form reasonably satisfactory to the Seller, executed on behalf of the Buyer by a duly authorized officer of the Buyer, to the effect that the Buyer has fulfilled the conditions specified in Section 3.5; and

                    g) Such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

                  3.3. Deliveries by the Seller. At the Closing, the Seller shall deliver the following to the Buyer:

                    a) A general assignment and bill of sale for the Purchased
               Assets in substantially the form of Exhibit C attached hereto;

                    b) Consents from the customers party to the respective
               Customer Contracts representing at least 55% of the Seller's 1999 revenues, in a form satisfactory to the Buyer;

                    c) Evidence of the assignment of all items identified in
               Section 1.1(e) hereof;

                    d) A trademark assignment in substantially the form of
               Exhibit D attached hereto;

                    e) Evidence of the satisfaction and termination of all
               judgments and liens indicated on the reports submitted pursuant to Section 3.6(d);

                    f) A copy of the most recent notice provided to the Federal
               Communications Commission ("FCC") by the Seller pursuant to Sections 76.615 and 76.620(a) of Title 47 of the United States Code of Federal Regulations, as well as evidence of compliance (in such form as the Buyer may reasonably request and the Seller shall be reasonably able to supply) with all FCC regulations applicable to the Business (including, but not limited to, the cumulative signal leakage index requirements under Section 76.611 of Title 47 of the United States Code of Federal Regulations) except as otherwise provided in Section 2.6;

                    g) A copy of the most recent statement of account provided to the Register of Copyrights by the Seller pursuant to Section 111 of Title 17 of the United States Code, as well as evidence of payment of all fees payable thereunder or under any other Sections of Title 17 or United States Copyright Office regulations applicable to the Business;

                    h) A certificate of the Secretary of the Seller, attesting as to the incumbency of those officers executing this Agreement and any other agreements in connection herewith on behalf of the Seller or the Subsidiary, and attaching thereto:

                         (i) a certified copy of resolutions of the board of
                    directors of the Seller providing authority for the execution, delivery, and performance of this Agreement, and the other agreements to which the Seller is a party entered into in connection herewith, and the transactions contemplated hereby and thereby;

                         (ii) a certified copy of resolutions of the
                    shareholders of the Seller providing authority for the execution, delivery, and performance of this Agreement, and the other agreements to which the Seller is a party, and the transactions contemplated hereby and thereby; and

                         (iii) a certified copy of the current Certificate of
                    Incorporation and Bylaws of the Seller and the Subsidiary;

                    i) An opinion of McCarter & English, counsel to the Seller, in form and substance reasonably satisfactory to the Buyer;

                    j) A certificate, dated as of the Closing Date, reasonably satisfactory to the Buyer, executed on behalf of the Seller by a duly authorized officer of the Seller, to the effect that the conditions specified in Sections 3.5 and 3.6 have been fulfilled;

                    k) An updated Disclosure Schedule of the Seller, revised to reflect any changes to the original Disclosure Schedule submitted to the Buyer upon execution hereof which are necessary in order to render such Disclosure Schedule fully accurate and complete as of the Closing Date; provided, it shall be a condition to Closing that such revised Disclosure Schedule shall not, in the Buyer's determination, be materially different from the version thereof submitted upon execution of this Agreement, and, provided, further, that the submission of such updated Disclosure Schedule shall not excuse the Seller from any inaccurate or misleading disclosure, or failure to disclose any matter, which, upon execution should have been so disclosed in order to make the Seller's representations and warranties true upon execution;

                    l) A "good standing certificate" with respect to the Seller and the Subsidiary from each jurisdiction where each entity is incorporated and qualified to do business;

                    m) Copies of fully-executed nonsolicitation agreements,
               substantially in the form of Exhibits E-1 and E-2 attached hereto (each, a "Nonsolicitation Agreement"), binding the three (3) executives of the Seller referred to in Section 6.10 hereof; and

                    n) Such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

                  3.4. Mutual Deliveries. At the Closing, the parties shall execute, acknowledge, and deliver to each other the following:

                    a) A Cross-Receipt, in substantially the form attached
               hereto as Exhibit F;

                    b) The Escrow Agreement; and

                    c) Such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

                  3.5. Conditions to Each Party's Obligations Under this Agreement. The respective obligations of each party under Articles I and II of this Agreement shall be subject to the satisfaction, or the waiver by such party hereto, at or prior to the Closing, of each of the following conditions precedent:

                    a) The representations and warranties of the other party
               contained herein shall be true in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except as they may specifically relate to another date), and the other party hereto shall have performed in all respects all obligations and agreements, and complied in all respects with all covenants, and satisfied all conditions to Closing, contained in this Agreement to be performed, complied with and/or satisfied by such party at or prior to the Closing Date;

                    b) No injunction, restraining order, or other ruling or
               order issued by any court of competent jurisdiction or governmental, quasi-governmental, or regulatory department or authority or other law, rule, regulation, legal restraint, or prohibition preventing the purchase and sale of the Purchased Assets, and no investigation by any governmental, quasi-governmental, or regulatory department or authority, shall be in effect as of or shall have commenced on or prior to the Closing Date, and no action, suit, or proceeding brought by any governmental, quasi-governmental, or regulatory department or authority shall be pending or threatened as of the Closing Date that seeks any injunction, restraining order, or other order that would prohibit the purchase and sale of the Purchased Assets or materially impair the ability of the Buyer to own and operate the Business after the Closing;

                    c) The Seller and the Buyer shall have prepared and filed
               with the FCC those certain FCC Applications (as defined in Section 8.3) referred to in Section 8.3 below; and

                    d) The Escrow Agent shall have executed and delivered the
               Escrow Agreement.

                  3.6. Conditions to Buyer's Obligations Under This Agreement. The obligations of the Buyer under Articles I and II of this Agreement shall be further subject to the satisfaction, or waiver by the Buyer, at or prior to the Closing, of each of the following conditions precedent:

                    a) The Buyer shall have completed its due diligence
               investigation with respect to the Seller, the Business and the Purchased Assets, and the Seller shall have delivered an updated Due Diligence Punch-List at Closing, certifying as to the corrective actions taken with respect thereto since the version delivered upon execution hereof.

                    b) All consents by third parties (including Governmental
               Authorities, as defined in Section 4.3(c)) that are required for the transfer of the Business and the Purchased Assets, and for the consummation of the transactions contemplated hereby, including, without limitation, the consents of the customers party to the Customer Contracts, shall have been obtained or provided for; provided, however, for purposes hereof, it shall suffice, with respect to any consent required from the FCC, if the FCC shall have granted "special temporary authority" in response and with respect to the STA Application (as defined in Section 8.3) filed pursuant to Section 8.3 below.

                    c) Since the date of execution hereof, the Business and the
               Purchased Assets shall not have been materially adversely affected in any way by any act of God, fire, flood, war, labor disturbance, legislation (proposed or enacted), or other event or occurrence, and there shall not have occurred any event, condition, or state of facts of any character that has materially and adversely affected or may reasonably be anticipated to materially and adversely affect the Business or the Purchased Assets.

                    d) The Seller shall have caused to be performed a
               comprehensive tax lien, UCC lien, and judgment search with respect to the Seller, the Subsidiary, and the Purchased Assets, in all appropriate jurisdictions and shall have delivered the results thereof to the Buyer, and shall have terminated and/or satisfied all of such liens and judgments to the complete satisfaction of the Buyer prior to Closing (as set forth in Section 3.3(d) above).

                    e) Without limiting any other conditions to Closing, the
               Rochester Consent (as defined in Section 4.11(e)) shall be in full force and effect and shall not have been revoked or modified.

            ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  Except as set forth on the schedules attached hereto and incorporated herein by reference (the "Disclosure Schedule"), the Seller represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, as follows:

                  4.1. Organization and Qualification. Each of the Seller and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its respective state of incorporation, with all requisite power and authority and legal right to own and operate its assets and to carry on the Business. Each of the Seller and the Subsidiary is duly licensed and qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the ownership or operation of its assets or the conduct of the Business requires such qualification, except in such jurisdictions where the failure to so qualify would not have a material adverse effect on the Business, the Purchased Assets, or the prospects of the Business (a "Material Adverse Effect") or would not adversely effect the ability of the Buyer to enforce any material rights included in the Purchased Assets.

                  4.2. Authorization. The Seller has full corporate power, authority, and legal right to execute and deliver, and to perform its obligations under, this Agreement and such other agreements as shall be entered into by the Seller in connection herewith. The execution and delivery of this Agreement by the Seller and such other agreements as shall be entered into by the Seller in connection herewith and the performance by the Seller of its obligations hereunder and thereunder will have been duly authorized by all requisite corporate action by the time of the Closing. No other action on the part of the Seller is necessary to authorize the execution and delivery of this Agreement or the other agreements to be entered into by the Seller in connection herewith or the performance of its obligations hereunder or thereunder. This Agreement has been, and the other documents to be delivered at Closing by the Seller will be, duly and validly executed and delivered by the Seller and, upon receipt of requisite shareholder approval, will constitute the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally, or the application of equitable principles.

                  4.3. No Violation. Neither the execution and delivery of this Agreement or the other agreements to be entered into by the Seller in connection herewith by the Seller, nor the performance by the Seller of its obligations hereunder or thereunder, will:

                    a) Violate or result in any breach of any provision of the
               Certificate of Incorporation or By-Laws of the Seller;

                    b) Violate, conflict with, result in a breach or permit the termination or acceleration of, require the consent of any other party to, or constitute a default (with or without due notice, lapse of time, or both), entitle any party to accelerate any obligation, result in the loss of any benefit, or give rise to the creation of any options, pledges, security interests, liens, mortgages, claims, debts, charges, or other encumbrances or restrictions of any kind whatsoever (each, an "Encumbrance") upon any of the Purchased Assets under any of the terms, conditions, or provisions of, any contract, agreement, or arrangement, whether written or oral, to which the Seller or the Subsidiary is a party or by which the Seller or the Subsidiary or any of their assets are bound, assuming compliance with the matters referred to in Section 4.6 below; nor

                    c) Violate any order, writ, judgment, injunction, decree,
               statute, law, rule, regulation, or ordinance of any federal, state, local or foreign court or governmental, quasi-governmental, or regulatory department or authority ("Governmental Authority") applicable to the Seller or the Subsidiary or their properties or assets.

                  4.4. Title to Assets.

The Seller or the Subsidiary, as the case may be, has good and marketable title to all of the tangible assets which constitute the Purchased Assets, including, without limitation, all installed cable, wiring, conduits and fixtures, free and clear of any and all Encumbrances. The Seller or the Subsidiary, as the case may be, holds, as the licensee, authorized holder or franchisee, as the case may be, all of the licenses, authorizations and franchises that comprise the Purchased Assets, free and clear of any and all Encumbrances. The Seller or the Subsidiary, as the case may be, holds all rights as itself as stated in and under each contract that is a Purchased Asset, free and clear of any and all Encumbrances. The Seller or the Subsidiary, as the case may be, owns all fixtures, cable, conduit and wiring constituting Purchased Assets and installed at the property of third parties, free and clear of any and all Encumbrances other than (i) such rights to fixtures, cable, and wiring as are granted to another party by the terms of the contract calling for the installation and use of the fixtures, which such contracts are set forth on Section 4.11 of the Disclosure Schedule, and (ii) the rights of such other party to retain or purchase the fixtures under the provisions of state law or FCC regulations upon the expiration or termination of such contract or the cessation of private cable service to a subscriber. The Purchased Assets constitute all of the properties and assets that are used in, necessary for and relevant to the Business. Section
4.4 of the Disclosure Schedule lists all Cable System Assets whose respective dates of "substantial completion," as such term is referred to in the FCC regulations, was on or after January 1, 1998.

                  4.5. Subsidiaries. All of the outstanding capital stock of the Subsidiary is owned directly by the Company, free and clear of any Encumbrance and free of any other material limitation or restriction on its rights as owner thereof (including any restriction on the right to vote such capital stock), other than those imposed by applicable law with respect to the sale or transfer of such shares of stock. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities or equity interests of the Subsidiary.

                  4.6. Governmental Authorization. Other than the consents and approvals of or filings or registrations with the governmental or quasi-governmental or regulatory departments and authorities listed on Section
4.6 of the Disclosure Schedule, no filing or registration with, no notice to, and no permit, authorization, consent, or approval of any Governmental Authority, is necessary for the execution and delivery of this Agreement, the consummation of the purchase and sale of the Business and the Purchased Assets, or to enable the Buyer to continue to conduct the Business after the Closing in a manner that is consistent with that in which it is presently conducted.

                  4.7. SEC Documents. The Seller has filed a true and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed by the Seller with the Securities and Exchange Commission (the "SEC") (as such documents have since the time of their filing been amended, the "SEC Documents"), all of which are available on the SEC's EDGAR filing system. As of their respective dates, and with respect to the Purchased Assets and the Business, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, with respect to the Purchased Assets and the Business. The financial statements of the Seller relating to the Purchased Assets and the Business included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared from and are in accordance with the books and records of the Seller and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Seller and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, in each case in conformity with generally accepted accounting principles applied on a consistent basis during such periods (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC).

                  4.8. Computer Software. Section 4.8 of the Disclosure Schedule identifies (i) all of the electronic data processing systems, information systems, computer software programs, program specifications, charts, procedures, routines, report layouts and formats, record file layouts, computer databases, and related material (collectively, the "Computer Systems") that are material to the conduct of the Business, (ii) whether such Computer Systems are owned or licensed by the Seller or the Subsidiary and, (iii) if licensed, the name of such licensor. The Seller or the Subsidiary has, and the Buyer shall have following the Closing, all legal right to use the Computer Systems as they are currently being used. The use of the Computer Systems does not infringe upon the rights of any other person or entity, nor has the Seller or the Subsidiary received any notice of a claim of such infringement. Except as set forth in
Section 4.8 of the Disclosure Schedule, there are no licenses, sublicenses, or other agreements relating to the use of the Computer Systems by the Seller or the Subsidiary or third parties.

                  4.9. Other Proprietary Rights.

                         a) Set forth in Section 4.9(a) of the Disclosure
                    Schedule is a list of all patents, copyrights, trademarks and trade names (and all applications therefor and licenses thereof), inventions, trade secrets, logos, proprietary processes, formulas and all other proprietary information, know-how and intellectual property rights (other than the Computer Systems referred to in Section 4.8) in which the Seller or the Subsidiary has proprietary rights (hereinafter referred to collectively as the "Proprietary Rights").

                         b) The use of the Proprietary Rights does not infringe
                    upon the rights of any other person or entity, whether or not registered, patented or copyrighted. The Seller has not received any notice of a claim of such infringement nor have any such claims been the subject of any action, suit or proceeding involving the Seller or any of the Purchased Assets.

                         c) The Seller has no knowledge of any infringement or
                    improper use by any third party of the Proprietary Rights, nor has the Seller instituted any action, suit or proceeding in which an act constituting an infringement of any of the Proprietary Rights was alleged to have been committed by a third party. Without limiting the provisions of this Section 4.9, in the conduct of the Business, the Seller has the right to use the corporate name "MagnaVision" in the State of New Jersey and the federally registered mark "MagnaVision" in the United States and, to the Seller's knowledge, no person uses or has the right to use any of such names or marks or any derivation thereof in connection with the industry of the Business.

                         d) There are no licenses, sublicenses or agreements
                    relating to (i) the use by third parties of the Proprietary Rights or (ii) the use by the Seller of the Proprietary Rights.

                  4.10. Absence of Certain Changes. Except as disclosed in the SEC Documents, the Seller and the Subsidiary have at all times conducted the Business only in the ordinary and usual course, and, since the date of the latest SEC Document (the "Balance Sheet Date"), the Business has been conducted only in the ordinary and usual course, and, without limiting the generality of the foregoing, since the Balance Sheet Date there has not occurred with respect to the Business or the Purchased Assets:

                         a) Any event, change, or condition of any character in,
                    to or on the business, properties, assets, financial condition, results of operations or prospects of the Seller or the Subsidiary that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect;

                         b) Any sale, lease, license, Encumbrance, or other
                    transfer or disposition of any material assets or properties relevant to the Business (either singly or in the aggregate);

                         c) Any cancellation of, default under, modification to,
                    or termination of any Material Contract, nor has any notice of any of the foregoing been sent or received by the Seller;

                         d) Any damage, destruction, or loss to or of any of the
                    Purchased Assets, whether or not covered by insurance, that has had or may have a Material Adverse Effect; or

                         e) Any failure by the Seller or Subsidiary to take all
                    reasonable efforts to preserve its goodwill with its suppliers, customers and others with which each has business relationships.

                  4.11. Contracts.

                         a) Section 4.11(a) of the Disclosure Schedule sets
                    forth a list of all of the contracts, agreements, and arrangements, whether written or oral, formal or informal, to which the Seller or the Subsidiary is a party that relate to the provision of private cable television and data services by the Seller or the Subsidiary to its customers (the "Customer Contracts") and otherwise support or relate to the Cable System Assets, including, without limitation, all retransmission contracts and consents (sometimes hereinafter collectively referred to as the "Material Contracts"), accurate, complete and current copies of all of which have been delivered to the Buyer. The Material Contracts were negotiated at arms' length and in good faith on the part of the Seller or the Subsidiary, and are enforceable in accordance with their respective terms.

                         b) Neither the Subsidiary nor the Seller is in material
                    default with respect to any obligation to be performed under any Material Contract.

                         c) The Seller has no knowledge of any material default
                    by any third party under any Material Contract, nor is the Seller aware of any fact, condition, or event, including, without limitation, the execution, delivery, and performance of this Agreement, that could cause any third party to terminate any Material Contract. There exists no event, occurrence, condition, or act that, with the giving of notice or the lapse of time, would become a material default by the Seller or the Subsidiary or any third party under any Material Contract, the result of which could have a Material Adverse Effect. Neither the Subsidiary nor the Seller has received, or given, notice of termination, non-renewal or cancellation of any Material Contract, nor is the Seller aware of any reasonable basis for the occurrence of any of the foregoing.

                         d) No consent by, notice to, or approval from any third
                    party is required under any Material Contract as a result of or in connection with the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated herein, and all Material Contracts shall continue in full force and effect following the consummation of the transactions contemplated herein.

                         e) Without limiting the foregoing, the University of
                    Rochester has provided the Seller with written evidence of its acceptance and approval of the installation by the Seller of such institution's private cable system (the "Rochester Consent"), a copy of which is attached as Section 4.11(e) of the Disclosure Schedule. The Rochester Consent is, and as of the Closing shall be, valid, enforceable in accordance with its terms and in full force and effect, in the form so delivered and so attached.

                  4.12. Taxes.

                           a)      The Seller has:

                         (i) timely filed or caused to be filed with appropriate
                    governmental agencies or departments all Federal, state, local, and foreign returns (the "Tax Returns") for Taxes (as defined in Section 4.12(c)) required to be filed (including, without limitation, estimated tax returns, employer's withholding tax returns, other withholding tax returns, and Federal Unemployment Tax Act returns);

                              (ii) made available to the Buyer complete and
                         accurate copies of such Tax Returns; and

                              (iii) paid or caused to be paid, or have made
                         adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of the periods for which such Tax Returns are due, and will establish an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods required to be so accrued or reserved, up to and including the Closing Date.

                         b) The Tax Returns are complete and accurate in all
                    material respects, and the calculations and deductions set forth therein have been made, in all respects, in compliance with generally accepted accounting principles, consistent with historic practice and consistently applied throughout the relevant periods, and all applicable Tax statutes, laws, rules, and regulations.

                         c) For the purposes of this Section 4.12, the term
                    "Tax" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest, or other assessments imposed by any United States Federal, state, local, foreign, or other taxing department or authority on the Seller and its subsidiaries (including, without limitation, as a result of being a member of an affiliated, combined, or unitary group or as a result of any obligation arising out of an agreement to indemnify any other person), and including, but not limited to, those related to income, gross receipts, gross income, sales, use, excise, occupation, services, leasing, valuation, transfer, license, customs duties, or franchise.

                  4.13. Compliance with Applicable Laws; Permits and Licenses.

                         a) The Seller or the Subsidiary holds all material
                    licenses, franchises, permits, consents, and authorizations necessary for the lawful conduct of the Business, and the Business is not being and has not, during the relevant statute of limitations period, been conducted in violation of any provision of any federal, state, local, or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, consent, or license or other governmental authorization or approval applicable to the Seller, the Subsidiary, the Business or the Purchased Assets, including, without limitation, any cumulative signal leakage index requirements, any environmental laws and the Employee Retirement Income Security Act of 1974, as amended. Without limiting the foregoing, the Seller represents and warrants that, to the best knowledge of the Seller, the Cable System Assets have been installed and maintained in accordance with, and are currently and as of the Closing will be in compliance with, all specifications and standards therefor required by applicable law or regulation.

                         b) The Seller has not received any notification of any
                    uncured or unresolved failure by the Seller or the Subsidiary to comply with any such federal, state, local, or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, consent, or license or other governmental authorization or approval applicable to the Business.

                         c) Section 4.13(c) of the Disclosure Schedule sets
                    forth all of the licenses, franchises, permits, consents, and authorizations necessary for the lawful conduct of the Business.

                         d) The conduct of the Business does not require or
                    engage in wireline crossing of public rights-of-way. To the Seller's knowledge, all easements relevant to the conduct of the Business have been validly obtained by customers of the Business, where applicable, and are in full force and effect. The Seller, or the Subsidiary, has all rights necessary to use such easements in the conduct of the Business.

                         e) To the extent required, the Seller or the Subsidiary
                    has obtained retransmission consent for carriage of broadcast signals by the Business.

                         f) For all accounting periods from the second half of
                    1996 through the present, the Seller or the Subsidiary has filed copyright statements of account with the U.S. Copyright Office pursuant to Section 111 of the Copyright Act of 1976, as amended (the "Copyright Act"), for each portion of the Business constituting a copyright filing entity and has made all royalty fee payments in connection therewith. There are no outstanding inquiries to the Seller or the Subsidiary from the Copyright Office nor any claim or complaint from any third party involving the Business's compliance with the Copyright Act or related rules and regulations of the Copyright Office.

                  4.14. Regulatory Reports. The Seller has filed or caused to be filed all material reports, registrations, and statements, together with any amendments required to be made with respect thereto, that was required to be filed in respect of the Business with any Governmental Authority, and has paid or caused to be paid all fees or assessments due and payable in connection therewith. Except for normal periodic examinations conducted by the applicable Governmental Authority in the regular course of the Business, no Governmental Authority has initiated any proceeding or investigation into the Business in the last five (5) year period, nor has the Seller, the Subsidiary or any third party initiated any such proceeding. There is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to an examination of the Business.

                  4.15. Agreements with Regulatory Agencies. Neither the Subsidiary nor the Seller is subject to any cease-and-desist or other order issued by, or a party to any written agreement or memorandum of understanding with, any Governmental Authority that restricts or may adversely impact the conduct of the Business.

                  4.16. Customers of the Seller. To the Seller's knowledge, the Seller's and the Subsidiary's relationship with the parties to the Material Contracts is good, and the Seller does not know of any fact, condition, or event that would adversely affect the relationship of the Seller or the Subsidiary with such parties.

                  4.17. Representatives. Neither the Subsidiary nor the Seller has engaged any third parties to perform any services on its behalf to customers of the Business, and neither owes any monies to any such representative for provision of any such services.

                  4.18. Business Warranties. All equipment installed or sold by the Seller or the Subsidiary (including, without limitation, any Cable System Assets) and any services rendered by either in connection with the Business have been in conformity with all applicable contractual commitments, customer specifications, expressed or implied warranties and laws and regulations, except for such instances of nonconformance which would not have a Material Adverse Effect. No liability or claim exists, nor is the Seller aware of any reasonable basis for any liability or claim arising, which could have a Material Adverse Effect, for repair, replacement, or damage in connection with such installations or sales or performance of services, other than those resulting from the ordinary wear and tear on the Cable System Assets relating thereto. Section 4.18 of the Disclosure Schedule sets forth an accurate, correct, and complete statement of all warranties relating to the Business. In furtherance of the Buyer's due diligence investigation, the Seller has furnished to the Buyer copies of certain systems documentation, "as builts" documentation, customer specifications and plans relating to the installation, maintenance and performance of the Cable System Assets (the "Cable System Assets' Customer Specifications"), and, on or prior to the Closing, the Seller will have furnished to the Buyer copies of all remaining Cable System Assets' Customer Specifications (other than those which are the subject of items on the Due Diligence Punch-List, which the Seller shall use its best efforts to locate and deliver to the Buyer as soon after the Closing as possible) such that, by the Closing, the Buyer will have received from the Seller any and all Cable System Assets' Customer Specifications relevant to all of the Cable System Assets (except as provided immediately above in this sentence), all of such materials being true, accurate and complete and representing all materials of such substance relevant to the continued operation of the Cable System Assets.

                  4.19. Litigation. There is no action, suit, inquiry, claim, judicial or administrative proceeding, arbitration, or investigation pending or, to the Seller's knowledge, threatened against the Seller, the Subsidiary, any other affiliate, or any of their properties, assets, or rights, which relate to the Business or the Purchased Assets, before any court, arbitrator, or administrative or governmental body, nor is there any judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against, and unsatisfied by, the Seller or an affiliate thereof, nor does the Seller know of any fact, event, or condition that could reasonably be expected to serve as a basis for the assertion of any such action, suit, inquiry, claim, judicial or administrative proceeding, arbitration, or investigation. Section 4.19 of the Disclosure Schedule sets forth an accurate, correct, and complete list and summary description of all existing claims, duties, responsibilities, liabilities, and obligations arising from or alleged to arise from any injury or damage to person or property as a result of the ownership, possession, or use of any equipment installed or sold, or service performed, with respect to the Business. All such claims are fully covered by the Seller's liability insurance or otherwise provided for by the Seller, and the Seller shall properly satisfy and discharge all such claims.

                  4.20. No Undisclosed Liabilities. Since the Balance Sheet Date, neither the Seller nor any of its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which have, or could reasonably be expected to have, a Material Adverse Effect on the Seller, the Purchased Assets, the Business or the Subsidiary, or that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Seller and its subsidiaries (including the notes thereto).

                  4.21. Brokers' Fees and Commissions. The Seller is solely responsible for any and all fees and expenses due any investment banker, broker, finder, or intermediary engaged on behalf of the Seller or any affiliate thereof in connection with the transactions contemplated herein, including, without limitation, any fees owing to Daniels & Associates, L.P.

                  4.22. Disclosure. No representation or warranty as to the Seller, the Purchased Assets, or the Business contained in this Agreement and no statement contained in the Disclosure Schedule or any document, instrument, or agreement delivered pursuant hereto or in connection herewith contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statement herein or therein not misleading.

                  4.23. Copies of Documents. The Seller has delivered or caused to be made available for inspection and copying by the Buyer and its advisers true, complete, and correct copies of all documents referred to in any Section of the Disclosure Schedule.

             ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  The Buyer represents and warrants to the Seller, as of the date hereof and as of the Closing Date, as follows:

                  5.1. Organization and Qualification. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Connecticut, with all requisite power and authority to own and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified and licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or operation of its assets or the conduct of its business requires such licensing or qualification, except in such jurisdictions wherein the failure to so qualify would not have a material adverse effect on the business, revenues, financial condition, properties, assets, or prospects of the Buyer.

                  5.2. Authorization. The Buyer has full corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and the other agreements to be entered into by the Buyer in connection herewith. The execution and delivery of this Agreement by the Buyer and the other agreements to be entered into by the Buyer in connection herewith and the performance by the Buyer of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action on the part of the Buyer. No other action on the part of the Buyer is necessary to authorize the execution and delivery of this Agreement and the other agreements to be entered into by the Buyer in connection herewith, or the performance of its obligations hereunder and thereunder. This Agreement has been, and the other documents to be delivered at the Closing by the Buyer will be, duly and validly executed and delivered by the Buyer and constitute the legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally, or the application of equitable principles.

                  5.3. No Violation. Neither the execution and delivery of this Agreement by the Buyer, nor the performance by the Buyer of its obligations hereunder, will:

                         a) Violate or result in any material breach of any
                    provision of the Certificate of Incorporation or By-Laws of the Buyer; or

                         b) Violate any order, writ, judgment, injunction,
                    decree, statute, rule, or regulation of any court or Governmental Authority applicable to the Buyer or its properties or assets that, in any case, could reasonably be expected to have a material adverse effect on the business, revenues, financial condition, results of operations, properties, assets, or prospects of the Buyer.

                  5.4. Consents and Approvals. Other than the consents and approvals of or filings or registrations with the Governmental Authorities listed on Section 5.4 of the Disclosure Schedule, no filing or registration with, no notice to, and no permit, authorization, consent, or approval of any governmental, quasi-governmental, or regulatory department or authority is necessary for the execution and delivery by the Buyer of this Agreement or the consummation by the Buyer of the purchase and sale of the Business and the Purchased Assets.

                  5.5. Broker's Fees and Commissions. Neither the Buyer nor any of its shareholders, directors, officers, employees, or agents has employed any investment banker, broker, finder, or intermediary, and no such fee or other commission is owed by the Buyer to any third party, in connection with the transactions contemplated herein.

                  5.6. Disclosure. No representation or warranty as to the Buyer contained in this Agreement and no statement made by the Buyer in the Disclosure Schedule or any document, instrument, or agreement delivered pursuant hereto or in connection herewith contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statement herein or therein not misleading.

                  5.7. FCC Qualifications. The Buyer is qualified under the Communications Act of 1934, as amended, and FCC regulations to hold the FCC-issued authorizations listed in Section 4.6 of the Disclosure Schedule.

                  5.8. Financing. The Buyer shall use all commercially reasonable efforts to obtain financing for the transactions contemplated by this Agreement pursuant to the terms and conditions set forth in the draft financing commitment letter that has been previously provided by the Buyer to the Seller and such other terms and conditions that are reasonably satisfactory to the Buyer.

                       ARTICLE VI. COVENANTS OF THE SELLER

                  The Seller hereby agrees to keep, perform, and fully discharge the following covenants and agreements:

                  6.1. Interim Conduct of Business. From the date hereof until the Closing, the Seller shall (and shall cause the Subsidiary to) preserve, protect, and maintain the Business and the Purchased Assets and shall (and shall cause the Subsidiary to) operate the Business consistent with prior practice and in the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions expressly approved in writing by the Buyer, the Seller shall (and shall cause the Subsidiary to), with respect to the Business:

                         a) Not sell, lease, or otherwise dispose of or agree to
                    sell, lease, or otherwise dispose of any Purchased Assets;

                         b) Maintain the Cable System Assets in good repair,
                    order, and condition (reasonable wear and tear excepted);

                         c) Maintain and keep in full force and effect all
                    insurance on or relating to the Business and the Purchased Assets presently carried;

                         d) Preserve intact the organization and reputation of
                    the Business, afford the Buyer and its representatives access to the Seller's employees and agents for the purposes of allowing the Buyer to discuss and negotiate potential employment opportunities with the Buyer following the Closing, and maintain the good will of suppliers, customers, and others having material business relationships with the Business (and, in connection with the foregoing, the Buyer shall provide the Seller with copies of all offers made to such employees and agents (which the Seller shall hold in confidence), and the terms of such offers, including the location of employment, the relevant position or title, compensation and job duties);

                         e) Not amend, modify or terminate, or agree to amend,
                    modify or terminate, any Material Contracts (except for renewals in the ordinary course of business on terms identical to or better for the Seller than those most recently in effect thereunder);

                         f) Proceed toward remedying and correcting the items
                    listed on the Due Diligence Punch-List and provide the Buyer with status reports in respect thereof;

                         g) At the Seller's option, proceed toward fulfilling
                    the Seller's obligations under Section 2.6 hereof and provide the Buyer with status reports in respect thereof;

                         h) Neither waive any rights nor forgive any claims
                    under any Material Contract that would otherwise exist following the Closing, other than in the ordinary course of business;

                         i) Not take any action to seek, encourage, solicit, or
                    support or cooperate with any inquiry, proposal, expression of interest, or offer from, nor engage in negotiations or discussions with, any other person or entity with respect to an acquisition, combination, or similar transaction involving the Business or the Purchased Assets, and the Seller will promptly inform the Buyer of the existence of any such inquiry, proposal, expression of interest, or offer and shall not furnish any information to or participate in any discussions or negotiations with any other person or entity regarding the same;

                         j) Not make any material change in the program
                    offerings or other aspects of any service package provided to any customer of the Seller with respect to the Business;

                         k) Continue to meet the contractual obligations of, and
                    to pay obligations relating to, the Business as they mature in normal course, consistent with past practice, including accounts payable and performance of the Material Contracts in a manner consistent with past practices and good business practice, and otherwise continue to comply with all applicable laws, regulations, orders and permits relating to the Business; and

                         l) Not take any action that would be required to be
                    disclosed under the terms of Section 4.10.

                  The Seller shall promptly notify the Buyer of any material change in the financial condition, results of operations, properties, or prospects of the Business and shall keep the Buyer fully informed of such events, as well as the occurrence or failure to occur, as the case may be, of any of the foregoing.

                  6.2. Cooperation; Access. From the date hereof through the Closing Date, the Seller shall cooperate fully in assisting the Buyer in the planning and implementation of a transitional plan for the transfer of the Business. Without limiting the foregoing, the Seller shall afford to representatives of the Buyer reasonable access to its customers, offices, plants, properties, books, and records, including all financial and operating data, of the Business as the Buyer may from time to time request, provided, that no such investigation pursuant to this Section 6.2 or Section 3.6(a) shall affect any representation or warranty given by the Seller hereunder.

                  6.3. Confidentiality. For a period of three (3) years following the Closing, the Seller shall not use, publish, or disclose to any third person (including a successor in interest to the Seller or any subsidiary of the Seller) any confidential or proprietary information relating to the Business; provided, however, that the foregoing restrictions shall not apply to information that: (i) is necessary to enforce its rights under or defend against a claim asserted under this or any other agreement with the Buyer, (ii) is necessary or appropriate to disclose to any regulatory authority or governmental agency having jurisdiction over the Seller or the Subsidiary or as otherwise required by law, or (iii) becomes generally known other than through a breach of this Agreement by the Seller. The Seller acknowledges that there is not an adequate remedy at law for the breach of this Section 6.3 and that, in addition to any other remedies available, injunctive relief may be granted for any such breach.

                  6.4. Certain Payments. Promptly following Closing, the Seller shall (and shall cause the Subsidiary to) pay and fully discharge all sales taxes collected in the conduct of the Business, and all liabilities and obligations to customers and suppliers of the Business that are not expressly assumed by the Buyer as and when due, and shall otherwise (and shall cause the Subsidiary to) pay, discharge, or make adequate provision for all other liabilities and obligations of the Business, including all Excluded Liabilities and Obligations. The Seller shall (and shall cause the Subsidiary to) promptly pay and fully discharge any income, excise, employment, sales, or use taxes arising as a result of the sale, transfer, conveyance, or assignment of the Purchased Assets. The Seller shall retain responsibility after the Closing Date for all pending litigation related to the Business and liability for claims therein asserted against the Buyer, the Purchased Assets, or the Business.

                  6.5. Records and Documents. For five (5) years following the Closing Date, the Seller shall grant to the Buyer and its representatives, at the Buyer's request, access to and the right to make copies of those records and documents related to the Business, possession of which is retained by the Seller, as may be necessary or useful in connection with the Buyer's conduct of the Business after the Closing. If during such period the Seller elects to dispose of such records, the Seller shall first give the Buyer sixty (60) days' written notice, during which period the Buyer shall have the right to take such records without further consideration.

                  6.6. Best Efforts. The Seller shall use its commercially reasonable best efforts to satisfy or cause to be satisfied all of the conditions to Closing applicable to it and to consummate the transactions contemplated by this Agreement.

                  6.7. Further Assurances. Following the Closing, the Seller shall take all action reasonably requested by the Buyer to confirm, facilitate, or perfect the transfer of the Purchased Assets, including, without limitation, assisting the Buyer with respect to the Buyer's obtaining of any permits or governmental approvals necessary for the conduct of the Business.

                  6.8. Employee Matters. The Seller shall use its commercially reasonable best efforts to assist the Buyer in the Buyer's efforts to retain those employees of the Seller specifically identified in writing to the Seller whom the Buyer indicates an interest in potentially hiring following the Closing. Notwithstanding the foregoing, the Buyer shall not be responsible for, and the Seller shall indemnify and hold the Buyer harmless against, any severance or termination pay obligations based upon prior policies of the Seller arising from the transaction contemplated hereby. The Buyer shall not assume or be responsible for any employee benefit or welfare plans of the Seller or the Subsidiary or any liabilities related thereto. Without limiting the foregoing, the Seller shall provide notices, if any, required under the Workers Adjustment and Retraining Notification Act and satisfy any state law notice requirements.

                  6.9. Covenant Not to Compete.

                         a) The Seller covenants and agrees, on behalf of itself
                    and its subsidiaries, that, for a period of three (3) years following the Closing Date, it will (and will cause its subsidiaries, including the Subsidiary):

                              (i) not directly or indirectly own, operate,
                         manage, join, control, participate in the ownership, management, operation or control of, or be paid or employed by, or acquire any securities of, or otherwise become associated with or provide assistance to any business entity or activity which provides private cable television or data services, other than wireless terrestrial micro-wave transmission services (the "Services") in the Territory (as defined in clause (d) immediately below); provided, however, that the foregoing shall not prevent the Seller from acquiring the securities of or an interest in any business, provided such ownership of securities or interest represents at the time of such acquisition, but including any previously held ownership interest, less than five percent (5%) of any class or type of securities of, or interest in, such business;

                              (ii) not directly induce any customers to whom the
                         Buyer is providing any Services, including, without limitation, the customers party to the Customer Contracts, to not renew their contracts for Services with the Buyer or to transfer their patronage from the Buyer to any other business or company engaged in a business which is directly or indirectly competitive with the Services conducted by the Buyer, including the Business;

                              (iii) not hire, or attempt to hire for employment,
                         in any business enterprise or activity, any person who is an employee of the Buyer or any affiliates thereof (unless such employee leaves the employment of the Buyer or such affiliates, in which case the Seller will refrain from hiring or attempting to hire such an employee for six (6) months after such employee leaves the employment of the Buyer), or induce any such person to terminate his employment with the Buyer or any affiliates thereof, as the case may be.

Notwithstanding the foregoing, the Buyer acknowledges and agrees that Section 6.9(a)(i) shall not be binding upon a Successor Company. For purposes hereof, a "Successor Company" shall mean an unaffiliated third party into which the Seller merges or consolidates following the Closing, whether or not the Seller is the surviving entity in such merger or consolidation.


                         b) The Seller agrees that damages would be an
                    inadequate remedy for the Buyer in the event of a breach or threatened breach of this Section 6.9 and thus, in the event of any such breach or threatened breach, either with or without pursuing any potential damage remedies, the Buyer may immediately obtain and enforce an injunction prohibiting the Seller from violating this Section 6.9 in any court of law or equity.

                         c) Any provision of Section 6.9(a) which is deemed
                    invalid, illegal or unenforceable in any jurisdictions shall, as to the jurisdiction and subject to this Section 6.9(c), be ineffective to the extent of such invalidity, illegality or unenforceability without affecting in any way the remaining provisions of Section 6.9(a) in such jurisdiction or rendering that or any other provision of
                    Section 6.9(a) invalid, illegal or unenforceable in any other jurisdiction. If any covenant or agreement contained in Section 6.9(a) shall be deemed invalid, illegal or unenforceable because its scope is deemed too broad, such covenant or agreement shall be modified so that the scope of the covenant or agreement is reduced only to the minimum extent necessary to render the modified covenant or agreement valid, legal and enforceable.

                         d) For purposes hereof, "Territory" shall refer to the
                    United States of America.

                         e) Following the Closing, the Seller shall not use, nor
                    permit any affiliate of it to use, the name "MagnaVision", or any similar name, except that such entities may continue to use that name as part of their respective corporate names until such time as Seller modifies its governing organizational documents, and those of its affiliates, by effectuating a name change in compliance with this Section 6.9(e), which the Seller agrees to effect on or prior to the 90th day following the Closing Date.

                  6.10. Collateral Nonsolicitation Agreements. The Seller covenants and agrees to enter into Nonsolicitation Agreements with each of the following executives of the Seller prior to the Closing: (i) Robert Hoffman,
(ii) Jeffrey Haertlein, and (iii) Keith Heilos. The Seller acknowledges and agrees that the Buyer shall not be responsible for any obligation on the part of the Seller to pay any of such individuals any severance benefits in connection therewith. The Seller covenants and agrees to enforce such Noncompetition Agreements following the Closing at the Seller's expense; provided, the Buyer is hereby assigned the right to join in the enforcement of such Nonsolicitation Agreements at the Buyer's expense; provided, further, that, in the event the Seller does not take prompt action to enforce such Nonsolicitation Agreements following the Closing, the Buyer may do so directly, in the name of the Seller. Without limiting the foregoing, the Seller further covenants and agrees to enforce any and all other noncompetition agreements relating to the Business in accordance with their terms.

                       ARTICLE VII. COVENANTS OF THE BUYER

                  The Buyer hereby agrees to keep, perform, and fully discharge the following covenants and agreements:

                  7.1. Best Efforts. The Buyer shall use its commercially reasonable best efforts to satisfy or cause to be satisfied all of the conditions to Closing applicable to it and to consummate the transactions contemplated by this Agreement.

                  7.2. Further Assurances. Following the Closing, the Buyer shall take all action reasonably requested by the Seller to confirm, facilitate, or perfect the transfer of the Purchased Assets.


                         ARTICLE VIII. MUTUAL COVENANTS

                  8.1. Bulk Sales. The Buyer and the Seller hereby waive compliance with the provisions of the bulk sales laws of any state, including without limitation, the Uniform Commercial Code - Bulk Transfer provisions. The Seller agrees to indemnify, defend, and hold harmless the Buyer from and against any liability, loss, cost, or expense (including reasonable attorney's fees) in connection with or as a result of such waiver and non-compliance.

                  8.2. Notice of Changes. Each party will promptly advise the other party in writing (i) of any event known to its executive officers occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event) and (ii) of the occurrence of any event which has had or reasonably may have a Material Adverse Effect upon the Business or the ability of such party to satisfy the conditions to Closing.

                  8.3. Regulatory Approvals. Prior to the Closing Date, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, which may be reasonably required, or that the other party may reasonably request, in connection with the consummation of the transactions contemplated hereby. Each party shall use its commercially reasonable best efforts to obtain all such authorizations, approvals and consents. Promptly upon execution hereof, the Seller and the Buyer shall join in an application or applications to the FCC, to be filed on the appropriate FCC forms (the "Assignment Application"), requesting the FCC's written consent to the assignment of the FCC-issued authorizations listed in Section 4.6 of the Disclosure Schedule. In addition, commensurate with the preparation and filing of the Assignment Application, the Seller and the Buyer shall join in an application or applications to the FCC, to be filed on the appropriate FCC forms, requesting that the FCC grant "special temporary authority" permitting the Buyer to temporarily operate those certain microwave radio stations used in the Business pending final FCC approval of the Assignment Application (the "STA Application;" together with the Assignment Application, being referred to herein collectively as the "FCC Applications"). Each party shall pay its own costs in preparing the FCC Applications and shall pay one-half (1/2) of any FCC filing fee associated with the FCC Applications. Each of the Seller and the Buyer shall, at its own expense, cooperate in providing all information and taking all steps necessary, desirable and appropriate to expedite the preparation, filing, prosecution and granting of such applications. In the event any person requests the FCC to deny any FCC Application, or otherwise challenges the grant of any FCC Application, or in the event the FCC consents to the assignment of any such authorization to the Buyer and any person appeals or otherwise challenges such consent before the FCC or through a judicial proceeding, the Seller shall, unless otherwise directed by the Buyer, oppose such petition or challenge, or defend such action and the order of the FCC, diligently and in good faith, with the Seller bearing the expense of the same if and to the extent such challenge relates to the qualifications of the assignor or the existence of the challenged permit or license, and with the Buyer bearing the expense of the same if and to the extent such challenge relates to the qualifications of the Buyer as assignee, to the end that the transactions contemplated by this Agreement may be finally consummated.

                  8.4. Accounts Receivable, etc. At Closing, the Seller shall deliver to the Buyer an accounts receivable aging report (by customer) with respect to the Business, which shall reflect the Seller's accounts receivable outstanding as of the Closing Date, shall be true, accurate and complete and shall have been prepared in accordance with GAAP and the books and records of the Seller (the "Accounts Receivable Report"). The Seller and the Buyer shall mutually cooperate with each other with respect to the giving of any notices by the Buyer to third parties advising them of the transaction and to whom payments with respect to any outstanding or future invoices should be directed. Upon Closing, other than as expressly permitted by the Buyer pursuant to the immediately preceding sentence, the Seller shall refrain (and shall cause the Subsidiary to refrain) from contacting any customers of the Business for the purpose of requesting payment of invoices of the Seller or the Subsidiary outstanding as of the Closing Date. For so long as the amounts indicated on the Accounts Receivable Report remain unpaid, but not later than the 90th day following the Closing (the "Collection Period"), the Buyer covenants and agrees to use commercially reasonable efforts to collect, on behalf of the Seller, the Seller's accounts receivable listed on the Accounts Receivable Report from customers of the Business. Any amounts received by the Buyer from customers of the Business with respect to the Seller's accounts receivable outstanding as of the Closing Date shall be remitted to the Seller within five (5) business days of the Buyer's receipt thereof. If more than one invoice is outstanding for any customer of the Business, any payments received by the Buyer shall be applied to the oldest outstanding invoice, unless the customer's payment by its terms specifies or clearly indicates the particular invoice to which it relates. Within ten (10) business days following expiration of the Collection Period, the Buyer and the Seller may mutually agree for the Seller to sell to the Buyer, at a discounted rate to be mutually agreed upon within such period, any accounts receivable of the Business listed on the Accounts Receivable Report still outstanding, in which case the Buyer shall be permitted to pursue those receivables for its own account. To the extent not so purchased by the Buyer, the Seller shall have the right to contact its delinquent account payors directly and collect its outstanding accounts receivable in its own name. The Seller shall provide the Buyer with immediate written notice of the Seller's receipt of any of its pre-Closing accounts receivable of the Business so that the Buyer may update the Accounts Receivable Report on a rolling basis during the Collection Period to facilitate the administration of the foregoing arrangement. To the extent the Seller (or any of its affiliates) receives a payment from a third party, including, without limitation, any customer of the Business, which is rightfully property of the Buyer, the Seller shall notify the Buyer of such occurrence and forward such monies to the Buyer within five (5) business days of its receipt.

                    ARTICLE IX. SURVIVAL AND INDEMNIFICATION

                  9.1. Survival. All representations, warranties, covenants, and agreements contained in this Agreement, and in any certificate, schedule, document, or other writing delivered pursuant hereto or in connection with the transactions contemplated herein, shall be in all cases deemed to have been relied upon by the parties hereto, and shall survive the Closing; provided, however, that the representations and warranties shall be fully effective and enforceable only for a period of one (1) year after the Closing Date, and shall thereafter be of no further force or effect, except in the case of fraud, in which case they shall survive until such fraud is discovered and a claim therefor is finally adjudicated or settled, and except further that the representations and warranties of the Seller set forth in Section 4.12 shall survive for the applicable statute of limitations, and the representations and warranties of the Seller set forth in Section 4.4(a) shall survive indefinitely. Additionally, the parties agree that the indemnification obligations set forth in this Article IX shall survive with respect to any claims made within the applicable survival period until finally resolved or judicially determined, including any appeal thereof. The representations, warranties, covenants, and agreements contained in this Agreement or any certificate, schedule, document, or other writing delivered pursuant hereto shall not be affected by any investigation, verification, or examination by any party hereto or by any person acting on behalf of any such party.

                  9.2. Indemnification of the Buyer. From and after the Closing, the Seller agrees to indemnify, defend, and save the Buyer and its directors, officers, employees, owners, agents, affiliates, and their successors and assigns or heirs and personal representatives, as the case may be (each a "Buyer Indemnified Party"), harmless from and against, and to promptly pay to a Buyer Indemnified Party or reimburse a Buyer Indemnified Party for any and all losses, damages, expenses (including, without limitation, court costs, amounts paid in settlement, judgments, reasonable attorneys' fees, or other expenses for investigation and defense, including, without limitation, those arising out of the enforcement of this Agreement), suits, actions, claims, deficiencies, liabilities, or obligations (collectively, the "Losses") sustained or incurred by such Buyer Indemnified Party relating to, caused by, or resulting from:

                         a) Any misrepresentation or breach of warranty by the
                    Seller under, or failure to fulfill or satisfy any covenant (including, without limitation, those set forth in Sections 2.5, 2.6, 6.10, 8.3 and 10.15 hereof) or agreement made by the Seller contained in this Agreement or any certificate, schedule, document, or other writing delivered by the Seller pursuant hereto (provided, however, that inaccuracies in the Statements shall be addressed exclusively through the provisions of Section 2.3), or pursuant to any covenant or agreement made by the Seller in any certificate, schedule, document, or other writing delivered by the Seller pursuant hereto; provided, however, that the Seller shall have no liability for repair or remediation of any item on the Due Diligence Punch-List which was the subject of a Purchase Price reduction under Section 2.2(d), and, provided, further, that the Seller's liability with respect to those specific Disputed Items remaining on the Due Diligence Punch-List shall be limited to the portion of the Escrow Amount respectively allocated to such items on the Due Diligence Punch-List; and provided, further, however, that the Due Diligence Punch-List shall not be deemed to otherwise exculpate the Seller from the breach of any other representation, warranty or covenant hereunder; without limiting the foregoing proviso clause, and by way of example, to the extent the Seller did not provide the Buyer with Cable System Assets' Customer Specifications for any particular Cable System Asset prior to delivery of the Due Diligence Punch-List on the date hereof, the failure of the Buyer to list or describe in any fashion any problems related to compliance with the customer specifications of such related Cable System Asset on the initial Due Diligence Punch-List shall not relieve the Seller from any liability therefor under this Agreement;

                         b) Any causes of action or claims arising in connection
                    with the Business, the Purchased Assets or the Assumed Obligations based, in whole or in part, upon actions or omissions that occurred prior to the Closing, or relate to the period prior to the Closing;

                         c) The Excluded Liabilities and Obligations;

                         d) Any amounts owing to the Buyer by virtue of any
                    post-Closing resolution of a Closing Statement Dispute;

                         e) Any overpayments made by the Buyer to the Seller
                    pursuant to Section 8.4 hereof, including those made because of an overstatement by the Seller in the Accounts Receivable Report; and

                         f) The non-compliance of the Seller with the provisions
                    of any applicable bulk sales act governing the purchase and sale of the Purchased Assets.

Notwithstanding the foregoing provisions of this Section 9.2, in no event shall the maximum aggregate amount of Losses for which the Seller shall have an indemnification obligation hereunder exceed $1,000,000.

                  9.3. Indemnification of the Seller. From and after the Closing, the Buyer agrees to indemnify, defend, and save the Seller and its respective legal representatives, heirs, successors, assigns, agents, and affiliates (each, a "Seller Indemnified Party"), forever harmless from and against, and to promptly pay to a Seller Indemnified Party or reimburse a Seller Indemnified Party for, any and all Losses sustained or incurred by such Seller Indemnified Party relating to, caused by, or resulting from:

                         a) Any misrepresentation or breach of warranty by the
                    Buyer under, or failure to fulfill or satisfy any covenant or agreement made by the Buyer contained in, this Agreement or any certificate, schedule, document, or other writing delivered by the Buyer pursuant hereto or pursuant to any covenant or agreement made by the Buyer in any certificate, schedule, document, or other writing delivered by the Buyer pursuant hereto;

                         b) Any causes of action or claims arising in connection
                    with the Business, the Purchased Assets or the Assumed Obligations based upon actions or omissions of or by the Buyer that occurred following the Closing, or relate to the period following the Closing; and

                         c) Any amounts owing to the Seller by virtue of any
                    post-Closing resolution of a Closing Statement Dispute.

                  9.4. Indemnification Procedure for Third Party Claims Against Indemnified Parties.

                         a) In the event that subsequent to the Closing any
                    Buyer Indemnified Party or Seller Indemnified Party (each, an "Indemnified Party") receives notice of the assertion of any claim or of the commencement of any action, suit, or proceeding by any entity that is not a party to this Agreement (including, without limitation, any governmental, quasi-governmental, or regulatory agencies) (a "Third Party Claim") against such Indemnified Party, with respect to which the Buyer or the Seller, as the case may be, is required to provide indemnification under this Agreement (the "Indemnifying Party"), the Indemnified Party shall promptly give written notice, together with a statement of any available information regarding such claim (collectively, the "Third Party Indemnification Notice"), to the Indemnifying Party within thirty (30) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon delivering written notice to the Indemnified Party (the "Defense Notice") within thirty (30) days after receipt from an Indemnified Party of a Third Party Indemnification Notice, to conduct, at the Indemnifying Party's sole cost and expense, the defense against such Third Party Claim in the Indemnifying Party's own name, or, if necessary, in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to reasonably approve the defense counsel representing the Indemnifying Party, which approval shall not be unreasonably withheld, and, in the event that the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) days after the Defense Notice is provided, the Indemnifying Party shall propose an alternate defense counsel, which shall be subject again to the Indemnified Party's reasonable approval in accordance with the terms hereof.

                         b) In the event that the Indemnifying Party shall fail
                    to give the Defense Notice within the time and as prescribed by Section 9.4(a) hereof, then in any such event the Indemnified Party shall have the right to conduct such defense in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party shall be prohibited from compromising or settling any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld and shall be deemed given in the absence of providing the Indemnified Party with a written response within ten (10) days of any request therefor. If the Indemnified Party fails to diligently defend such claim with counsel reasonably satisfactory to the Indemnifying Party, or settles any such claim without the Indemnifying Party's prior written consent or otherwise breaches this Article IX, the Indemnified Party will be liable for all costs, expenses, settlement amounts, or other Losses paid or incurred in connection therewith, and the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such claim.

                         c) In the event that the Indemnifying Party does
                    deliver a Defense Notice and thereby elects to conduct the defense of the subject Third Party Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as the Indemnifying Party may reasonably request, all at the sole cost and expense of the Indemnifying Party. Regardless of which party defends such claim, the other party hereto shall have the right at its own cost and expense to participate in the defense, assisted by counsel of its own choosing. Without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, the Indemnifying Party will not enter into any settlement of any Third Party Claim if pursuant to or as a result of such settlement, such settlement would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. If a firm decision is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this Section 9.4(c), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give at least five (5) days' prior written notice to the Indemnified Party to that effect, setting forth in reasonable detail the terms and conditions of any such settlement (the "Settlement Notice"). If the Indemnified Party objects to such firm offer within ten (10) calendar days after its receipt of such Settlement Notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer described in the Settlement Notice, plus costs and expenses paid or incurred by the Indemnified Party up to the point such Settlement Notice had been delivered. If an Indemnified Party settles any Third Party Claim without the prior written consent of the Indemnifying Party, the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Article IX with respect to such Third Party Claim.

                         d) Any judgment entered or settlement agreed upon in
                    the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order. Such indemnification shall be required to be made no later than the tenth (10th) day following the expiration of any period in which an appeal may be taken, and shall be satisfied by payment of the amount thereof in cash.

                  9.5. Failure to Give Timely Third Party Indemnification Notice. Any failure by an Indemnified Party to give a timely, complete, and accurate Third Party Indemnification Notice as provided in this Article IX will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such Third Party Indemnification Notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise adversely affected or damaged as a result of such failure to give a timely, complete, and accurate Third Party Indemnification Notice.

                  9.6. Notice of Claims as Between Buyer and Seller; Arbitration. In the case of a claim for indemnification under Section 9.2 or
Section 9.3 hereof, upon determination by a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be, that it has a claim for indemnification, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party, setting forth in reasonable detail the basis of such claim for indemnification (each, an "Indemnification Notice"). Upon the Indemnification Notice having been given to the Indemnifying Party, the Indemnifying Party shall have thirty (30) days in which to notify the Indemnified Party in writing (the "Dispute Notice") that the amount of the claim for indemnification is in dispute, setting forth in reasonable detail the basis of such dispute. In the event that a Dispute Notice is not given to the Indemnified Party within the required thirty (30) day period, the Indemnifying Party shall be obligated to pay to the Indemnified Party the amount set forth in the Indemnification Notice within sixty (60) days after the date that the Indemnification Notice had been given to the Indemnifying Party.

                  In the event that a Dispute Notice is timely given to an Indemnified Party, the parties hereto shall have thirty (30) days to resolve any such dispute. All negotiations in connection with such dispute shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. In the event that such dispute is not resolved by such parties within such period, then the dispute shall be resolved by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as the same may be modified by the terms of this Agreement, including, without limitation, the AAA's provisions with respect to expedited rules of discovery. Within ten (10) days of the expiration of the thirty (30) day period referenced above, the demanding party may initiate arbitration by making a written demand for arbitration on the other party and simultaneously filing copies of the demand, together with the required fees, with the office of the AAA in New York, New York (or such other regional office as is in closest proximity to the situs of the arbitration, as provided below). Within ten (10) business days after receipt of such demand by the other party, each party shall designate one arbitrator and the two arbitrators named by the parties will, within ten (10) business days thereafter, select a third arbitrator (the three arbitrators being collectively referred to herein as the "Arbitration Panel"). The Arbitration Panel shall cause a hearing to be held within thirty (30) calendar days after the date the third arbitrator is selected and shall render an award within forty-five (45) calendar days from the commencement date of the hearing based on the unanimous or majority decision of the arbitrators. The arbitration shall be conducted in the borough of Manhattan in New York, NY. The parties expressly covenant and agree to be bound by the decision of the Arbitration Panel and accept any such decision as the final determination of the matter in dispute. Any decision, award and/or judgment rendered by the Arbitration Panel may be entered in any court having competent jurisdiction. In no event shall any demand for arbitration be made after the date that institution of legal or equitable proceedings based upon the claim, dispute or other matter would be barred by this Agreement. The expenses and fees of the Arbitration Panel shall be borne as set forth in the award of the Arbitration Panel. Otherwise, each party shall bear its own legal fees and expenses. The procedures specified in this Section shall be the sole and exclusive procedures for the resolution of a dispute; provided, however, that a party, without prejudice to the above procedures, may seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

                  9.7 Escrow Agreement. As more fully set forth in the Escrow Agreement, the Buyer shall have the right to satisfy a successful indemnification claim out of the escrowed funds held in escrow under the Escrow Agreement.

                       ARTICLE X. MISCELLANEOUS PROVISIONS

                  10.1. Waiver; Modification. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by a duly authorized representative of each of the parties hereto. The Closing of the transactions contemplated hereby shall not be deemed to constitute a waiver by either party of the other party's obligations hereunder (including, without limitation, such other party's pre-Closing covenants). No waiver by either party hereto at any time of compliance with, or any breach by the other party hereto of, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  10.2. Invalidity. If any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or invalid to any extent, the remainder of this Agreement shall not be affected thereby, and this Agreement shall be construed to the fullest extent possible to as to give effect to the intentions of the provision found unenforceable or invalid.

                  10.3. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  10.4. Expenses. Except as otherwise specifically provided for herein, each party hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of its counsel, accountants, and other experts.

                  10.5. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered to each party hereto by hand or sent by reputable overnight courier, with receipt verified, or facsimile, with receipt verified, or registered or certified mail, return receipt requested, addressed as follows:

                           a)      If to the Buyer:

                           Lamont Television Systems, Inc.
                           35 Mason Street
                           Greenwich, Connecticut  06830
                           Attention:  Edward M. Lamont
                           Telephone: (203) 661-4771
                           Facsimile: (203) 661-6143

                           With a copy to:

                           Marc R. Esterman, Esq.
                           Cummings & Lockwood
                           Four Stamford Plaza
                           P. O. Box 120
                           Stamford, Connecticut 06904-0120
                           Telephone: (203) 327-1700
                           Facsimile: (203) 351-4534

                           b)      If to the Seller:

                           MagnaVision Corporation
                           1725 Highway 35 South
                           Wall, New Jersey  07719
                           Attention: Robert E. Hoffman
                           Telephone: (732) 449-1200
                           Facsimile: (732) 974-1106

                           With a copy to:

                           David Broderick, Esq.
                           McCarter & English
                           Four Gateway Center
                           Newark, New Jersey 07102-4096
                           Telephone: (973) 639-2031
                           Facsimile: (973) 624-7070

or at such other address as either party may specify by notice to the other party given as aforesaid. Such notices shall be deemed to be effective five (5) business days after the same shall have been deposited, postage prepaid, in the mail, upon delivery when the same shall have been delivered by hand, one (1) business day after the same shall have been deposited (charges prepaid) with an overnight courier, or upon receipt of electronic confirmation if sent via facsimile transmission, as the case may be.

                  10.6. Governing Law; Forum. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Connecticut without regard to the conflicts of law principles thereof. The parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts sitting in Connecticut as the sole and exclusive forum for such matters of dispute, and further agree that, in the event of any action or suit as to any matters of dispute between the parties, service of any process may be made upon the other party by mailing a copy of the summons and/or complaint to the other party at the address set forth herein and a party's refusal to accept any such notice shall be equivalent to service.

                  10.7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  10.8. Headings. All headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of any provision or provisions of this Agreement.

                  10.9. Integration. This Agreement, and the documents to be delivered in connection therewith, and the exhibits and schedules thereto, set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior and contemporaneous agreements, promises, covenants, arrangements, understandings, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. No agreements or representations, whether written, oral, express, or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement and the other documents to be delivered in connection herewith and therewith.

                  10.10. Assignment. Prior to the Closing, this Agreement shall not be assignable by either party without the express prior written consent of the other party. An assignment of this Agreement by the Seller following the Closing shall not release the Seller of any of its obligations hereunder and the Seller shall remain primarily liable therefor. Any assignment in contravention of this Section shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the Seller and the Buyer and their respective successors and permitted assigns.

                  10.11. Publicity. Neither party shall issue any press release or public announcement of any kind concerning the transactions contemplated by this Agreement without the prior written consent of the other party hereto, except as may be required by law or by the rules of any stock exchange, and if so required the parties shall to the extent that it is reasonably practicable consult with each other prior to such publicity. The parties agree to issue an announcement following the Closing in form and content satisfactory to each of the parties hereto.

                  10.12. References to the Seller. Throughout this Agreement, references to the "knowledge" or "awareness" of the Seller, or the giving or receipt by the Seller of any notice or the taking or omission of any action by the Seller, as the case may be, shall be deemed to include the Subsidiary, any other affiliates of the Seller, and its and their respective directors, officers, employees and agents.

                  10.13. Rightful Termination. This Agreement may be terminated and the purchase and sale of the Purchased Assets contemplated herein may be abandoned at any time prior to the Closing:

                         a) by mutual written consent of the Buyer and the
                    Seller; or

                         b) by either the Buyer or the Seller if (i) a court of
                    competent jurisdiction or a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or action the parties hereto shall use their best efforts to lift or dissolve), in each case restraining, enjoining or otherwise prohibiting the purchase and sale of the Purchased Assets or the other transactions contemplated herein or attempting to do the same, or (ii) the other party has materially breached a provision hereof and not cured said breach to the satisfaction of the non-breaching party, or (iii) the Closing has not occurred by March 31, 2000; provided, however, notwithstanding the foregoing, if the only unsatisfied condition to the Buyer's obligation to close shall be receipt of the "special temporary authority" from the FCC referred to in Section 3.6(b), then the parties hereto agree to extend the deadline referred to in clause
                    (iii) of this Section 10.13(b) to April 30, 2000, or such later period as they shall agree to if they believe in good faith that such special temporary authority is reasonably imminent.

                  10.14. Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the purchase and sale of the Purchased Assets pursuant to Section 10.13 hereof, written notice thereof shall forthwith be given to the other party to this Agreement and this Agreement shall terminate and the purchase and sale of the Purchased Assets shall be abandoned, without any further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                         a) upon request therefor, each party will redeliver all
                    documents, work papers and other materials of the party relating to the transactions contemplated herein, whether obtained before or after the execution hereof, to the party furnishing the same; and

                         b) no party hereto shall have any further liability or
                    further obligation to any other party to this Agreement resulting from such termination, except that the provisions of this Section 10.14 shall remain in full force and effect.

It is mutually understood and agreed that the foregoing shall not limit, or constitute a waiver of, any party's right to pursue all remedies at law available to it in the event that the other party breaches a covenant or obligation hereunder prior to Closing which results in a failure to close the transactions contemplated hereby.

                  10.15. Consents. To the extent that any consent or authorization of another party (including, without limitation, any Governmental Authority) is required in order to provide the Buyer with the full benefit of this Agreement and the Purchased Assets, but such consent or authorization was not obtained prior to the Closing, the Seller and the Buyer shall use their respective commercially reasonable efforts to obtain such consent or authorization following the Closing. Until any such consent or authorization shall be obtained, the Seller shall cooperate with the Buyer in any arrangement designed to provide for the Buyer the benefits intended to be assigned or transferred to the Buyer with respect to the related Purchased Asset, including undertakings by the Buyer to complete contracts as the agent of the Seller. In any such arrangement, the Buyer shall have the sole responsibility with respect to the performance of any obligations following the Closing, and shall be solely entitled to the benefits thereof, and the Seller shall indemnify the Buyer against and hold the Buyer harmless with respect to any Losses it shall suffer as a result of the failure to obtain such consent or authorization, unless, in the case of any requisite consent from a Governmental Authority, the failure to so obtain was due to the Buyer's having failed to meet any qualifications imposed by the Governmental Authority as a condition precedent to granting the consent or approval so sought.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                             MAGNAVISION CORPORATION


                                             By  /s/  Robert E. Hoffman
                                                --------------------------------
                                                   Name:    Robert E. Hoffman
                                                   Title:   President


                         LAMONT TELEVISION SYSTEMS, INC.



                                             By  /s/ Richard F. X. Burke
                                                --------------------------------
                                                   Name: Richard F. X. Burke
                                                   Title: Vice President, Chief
                                                          Financial Oficer